                                                                   EXHIBIT 10.34

Draft of January 8, 2003


================================================================================


                                  [AS EXECUTED]

                       NATIONAL CONSUMER COOPERATIVE BANK


               $50,000,000 5.52% Senior Notes due January 8, 2009


                                 --------------


                             NOTE PURCHASE AGREEMENT


                                  -------------

                           Dated as of January 8, 2003


================================================================================

                                TABLE OF CONTENTS
                          (Not a part of the Agreement)

SECTION                                     HEADING                                                       PAGE
SECTION 1.            AUTHORIZATION OF NOTES.................................................................1


SECTION 2.            SALE AND PURCHASE OF NOTES.............................................................1


SECTION 3.            CLOSING................................................................................2


SECTION 4.            CONDITIONS TO CLOSING..................................................................2

    Section 4.1.      Representations and Warranties.........................................................2
    Section 4.2.      Performance; No Default................................................................2
    Section 4.3.      Compliance Certificates................................................................2
    Section 4.4.      Opinions of Counsel....................................................................3
    Section 4.5.      Purchase Permitted by Applicable Law, etc..............................................3
    Section 4.6.      Related Transactions...................................................................3
    Section 4.7.      Payment of Special Counsel Fees........................................................3
    Section 4.8.      Private Placement Number...............................................................3
    Section 4.9.      Changes in Corporate Structure.........................................................4
    Section 4.10.     Funding Instructions...................................................................4
    Section 4.11.     Proceedings and Documents..............................................................4

SECTION 5.            REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................................4

    Section 5.1.      Organization; Power and Authority......................................................4
    Section 5.2.      Authorization, etc.....................................................................4
    Section 5.3.      Disclosure.............................................................................4
    Section 5.4.      Organization and Ownership of Shares of Subsidiaries; Affiliates.......................5
    Section 5.5.      Financial Statements...................................................................6
    Section 5.6.      Compliance with Laws, Other Instruments, etc...........................................6
    Section 5.7.      Governmental Authorizations, etc.......................................................6
    Section 5.8.      Litigation; Observance of Agreements, Statutes and Orders..............................6
    Section 5.9.      Taxes..................................................................................6
    Section 5.10.     Title to Property; Leases..............................................................7
    Section 5.11.     Licenses, Permits, etc.................................................................7
    Section 5.12.     Compliance with ERISA..................................................................7
    Section 5.13.     Private Offering by the Company........................................................8
    Section 5.14.     Use of Proceeds; Margin Regulations....................................................8
    Section 5.15.     Existing Indebtedness; Future Liens....................................................9
    Section 5.16.     Foreign Assets Control Regulations, etc................................................9
    Section 5.17.     Status under Certain Statutes..........................................................9
    Section 5.18.     Environmental Matters..................................................................9

SECTION 6.            REPRESENTATIONS OF THE PURCHASERS.....................................................10

    Section 6.1.      Purchase for Investment...............................................................10
    Section 6.2.      Source of Funds.......................................................................10

SECTION 7.            INFORMATION AS TO COMPANY.............................................................12

    Section 7.1.      Financial and Business Information....................................................12
    Section 7.2.      Officer's Certificate.................................................................15
    Section 7.3.      Inspection............................................................................16

SECTION 8.            PREPAYMENT OF THE NOTES...............................................................17

    Section 8.1.      No Required Prepayments...............................................................17
    Section 8.2.      Optional Prepayments with Make-Whole Amount...........................................17
    Section 8.3.      Allocation of Partial Prepayments.....................................................17
    Section 8.4.      Maturity; Surrender, etc..............................................................17
    Section 8.5.      Purchase of Notes.....................................................................17
    Section 8.6.      Make-Whole Amount.....................................................................18

SECTION 9.            AFFIRMATIVE COVENANTS.................................................................19

    Section 9.1.      Compliance with Law...................................................................19
    Section 9.2.      Insurance.............................................................................19
    Section 9.3.      Maintenance of Properties.............................................................19
    Section 9.4.      Payment of Taxes and Claims...........................................................19
    Section 9.5.      Corporate Existence, etc..............................................................20
    Section 9.6.      Nature of Business....................................................................20
    Section 9.7.      Notes to Rank Pari Passu..............................................................20
    Section 9.8.      Changes in Status of Subsidiaries.....................................................20
    Section 9.9.      Incorporation of Affirmative and Negative Covenants...................................21
    Section 9.10.     Required Investments..................................................................21
    Section 9.11.     Paid-In-Capital.......................................................................21
    Section 9.12.     Subsidiary Investments................................................................22

SECTION 10.           NEGATIVE COVENANTS....................................................................22

    Section 10.1.     Transactions with Affiliates..........................................................22
    Section 10.2.     Maintenance of Consolidated Adjusted Net Worth and Consolidated
                          Effective Net Worth...............................................................22
    Section 10.3.     Consolidated Earnings Available for Fixed Charges.....................................22
    Section 10.4.     Permitted Debt........................................................................22
    Section 10.5.     Limitations on Debt...................................................................23
    Section 10.6.     Issuance of Subordinated Debt.........................................................23
    Section 10.7.     Voluntary Retirement of Subordinated Debt.............................................24
    Section 10.8.     Subordination Provisions..............................................................24
    Section 10.9.     Class A Notes.........................................................................24
    Section 10.10.    Mergers, Consolidations and Sales of Assets...........................................24
    Section 10.11.    Liens.................................................................................27

    Section 10.12.    Long-Term Leases......................................................................29
    Section 10.13.    Guaranties............................................................................29
    Section 10.14.    Restricted Payments...................................................................30
    Section 10.15.    Limitation on Investments.............................................................31

SECTION 11.           EVENTS OF DEFAULT.....................................................................31

SECTION 12.           REMEDIES ON DEFAULT, ETC..............................................................33

    Section 12.1.     Acceleration..........................................................................33
    Section 12.2.     Other Remedies........................................................................34
    Section 12.3.     Rescission............................................................................34
    Section 12.4.     No Waivers or Election of Remedies, Expenses, etc.....................................34

SECTION 13.           REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.........................................35

    Section 13.1.     Registration of Notes.................................................................35
    Section 13.2.     Transfer and Exchange of Notes........................................................35
    Section 13.3.     Replacement of Notes..................................................................35

SECTION 14.           PAYMENTS ON NOTES.....................................................................36

    Section 14.1.     Place of Payment......................................................................36
    Section 14.2.     Home Office Payment...................................................................36

SECTION 15.           EXPENSES, ETC.........................................................................36

    Section 15.1.     Transaction Expenses..................................................................36
    Section 15.2.     Survival..............................................................................37

SECTION 16.           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT..........................37

SECTION 17.           AMENDMENT AND WAIVER..................................................................37

    Section 17.1.     Requirements..........................................................................37
    Section 17.2.     Solicitation of Holders of Notes......................................................38
    Section 17.3.     Binding Effect, etc...................................................................38
    Section 17.4.     Notes Held by Company, etc............................................................38

SECTION 18.           NOTICES...............................................................................38

SECTION 19.           REPRODUCTION OF DOCUMENTS.............................................................39

SECTION 20.           CONFIDENTIAL INFORMATION..............................................................39

SECTION 21.           SUBSTITUTION OF PURCHASER.............................................................40

SECTION 22.           MISCELLANEOUS.........................................................................41

    Section 22.1.     Successors and Assigns................................................................41
    Section 22.2.     Payments Due on Non-Business Days.....................................................41
    Section 22.3.     Severability..........................................................................41
    Section 22.4.     Construction..........................................................................41
    Section 22.5.     Counterparts..........................................................................41

SECTION 22.6.         GOVERNING LAW.........................................................................41

    Section 22.7.     Consent to Jurisdiction and Service of Process........................................41

Signature...................................................................................................43

SCHEDULE A     --  Information Relating to Purchasers

SCHEDULE B     --  Defined Terms

SCHEDULE 4.9   --  Changes in Corporate Structure

SCHEDULE 5.3   --  Disclosure Materials

SCHEDULE 5.4   --  Subsidiaries of the Company and Ownership of Subsidiary Stock

SCHEDULE 5.5   --  Financial Statements

SCHEDULE 5.8   --  Certain Litigation

SCHEDULE 5.11  --  Patents, etc.

SCHEDULE 5.14  --  Use of Proceeds

SCHEDULE 5.15  --  Existing Indebtedness

EXHIBIT 1      --  Form of 5.52% Senior Note due January 8, 2009

EXHIBIT 2      --  Subordination Provisions Applicable to Subordinated Debt

EXHIBIT 4.4(a) --  Form of Opinion of Counsel for the Company

EXHIBIT 4.4(b) --  Form of Opinion of Special Counsel for the Purchasers

                       NATIONAL CONSUMER COOPERATIVE BANK
                         1401 Eye Street N.W., Suite 700
                             Washington, D.C. 20005


                     5.52% Senior Notes due January 8, 2009


                                                                     Dated as of
                                                                 January 8, 2003


TO EACH OF THE PURCHASERS LISTED IN
 THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

      NATIONAL CONSUMER COOPERATIVE BANK (d/b/a National Cooperative Bank), a banking corporation chartered pursuant to the National Consumer Cooperative Bank Act, as amended, 12 U.S.C. Sections 3001-3051 (the "COMPANY"), agrees with the Purchasers listed in the attached Schedule A as follows:

SECTION 1.     AUTHORIZATION OF NOTES.

      The Company will authorize the issue and sale of $50,000,000 aggregate principal amount of its 5.52% Senior Notes due January 8, 2009 (the "NOTES", such term to include any such notes issued in substitution therefor pursuant to
Section 13 of this Agreement). The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by each Purchaser and the Company.

      Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2.     SALE AND PURCHASE OF NOTES.

      Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser's name in Schedule A at the purchase price of 100% of the principal amount thereof. The obligations of each Purchaser hereunder are several and not joint obligations, and each Purchaser shall have no obligation and no liability to any Person for the performance or nonperformance by any other Purchaser hereunder.

                                 EXHIBIT 4.4(b)
                          (to Note Purchase Agreement)

SECTION 3.     CLOSING.

      The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 a.m. Chicago time, at a closing (the "CLOSING") on January 8, 2003 or on such other Business Day thereafter on or prior to January 15, 2003 as may be agreed upon by the Company and the Purchasers. At the Closing the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser's name (or in the name of such Purchaser's nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser's satisfaction, such Purchaser shall, at such Purchaser's election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 4.     CONDITIONS TO CLOSING.

      The obligation of each Purchaser to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser's satisfaction, prior to or at the Closing, of the following conditions:

    SECTION 4.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

    SECTION 4.2. PERFORMANCE; NO DEFAULT. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14), no Default or Event of Default shall have occurred and be continuing. The Company shall not have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 hereof had such Section applied since such date.

    SECTION 4.3.    COMPLIANCE CERTIFICATES.

      (a) OFFICER'S CERTIFICATE. The Company shall have delivered to such Purchaser an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

      (b) SECRETARY'S CERTIFICATE. The Company shall have delivered to such Purchaser a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.

                                   E-4.4(b)-2

      (c) ERISA CERTIFICATE. If such Purchaser shall have made the disclosures referred to in Section 6.2(b), (c) or (e), such Purchaser shall have received the certificate from the Company described in the penultimate paragraph of
Section 6.2 and such certificate shall state that (i) the Company is neither a "party in interest" nor a "disqualified person" (as defined in Section 4975(e)(2) of the Code), with respect to any plan identified pursuant to Section 6.2(b) or (e) or (ii) with respect to any plan, identified pursuant to Section 6.2(c), neither the Company nor any "affiliate" (as defined in Section V(c) of the QPAM Exemption) has, at such time or during the immediately preceding one year, exercised the authority to appoint or terminate the QPAM as manager of the assets of any plan identified in writing pursuant to Section 6.2(c) or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plans.

    SECTION 4.4. OPINIONS OF COUNSEL. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Shea & Gardner, counsel for the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or such Purchaser's counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinions to such Purchaser), and (b) from Chapman and Cutler, Purchasers' special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

    SECTION 4.5. PURCHASE PERMITTED BY APPLICABLE LAW, ETC. On the date of the Closing each purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which each Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance
Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject any Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by any Purchaser, such Purchaser shall have received an Officer's Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

    SECTION 4.6. RELATED TRANSACTIONS. The Company, contemporaneously herewith, shall have consummated the sale of the entire principal amount of the Notes scheduled to be sold on the date of the Closing pursuant to this Agreement.

    SECTION 4.7. PAYMENT OF SPECIAL COUNSEL FEES. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of the Purchasers' special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

    SECTION 4.8. PRIVATE PLACEMENT NUMBER. A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

                                   E-4.4(b)-3

    SECTION 4.9.    CHANGES IN CORPORATE STRUCTURE. Except as specified in
Schedule 4.9, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

    SECTION 4.10. FUNDING INSTRUCTIONS. At least three Business Days prior to the date of the Closing, such Purchaser shall have received written instructions executed by a Responsible Officer of the Company directing the manner of the payment of funds and setting forth (i) the name and address of the transferee bank, (ii) such transferee bank's ABA number, (iii) the account name and number into which the purchase price for the Notes is to be deposited, and (iv) the name and telephone number of the account representative responsible for verifying receipt of such funds.

    SECTION 4.11. PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and such Purchaser's special counsel, and such Purchaser and such Purchaser's special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or special counsel may reasonably request.

SECTION 5.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      The Company represents and warrants to each Purchaser that:

    SECTION 5.1. ORGANIZATION; POWER AND AUTHORITY. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

    SECTION 5.2. AUTHORIZATION, ETC. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

    SECTION 5.3. DISCLOSURE. The Company, through its agent, Credit Lyonnais Securities, Inc., has delivered to each Purchaser a copy of a Confidential Private Placement Memorandum,

                                   E-4.4(b)-4
dated December, 2002 (the "MEMORANDUM"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. Except as disclosed in Schedule 5.3, this Agreement, the Memorandum, the documents, certificates or other writings delivered to each Purchaser by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since December 31, 2001, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to each Purchaser by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

    SECTION 5.4. ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES; AFFILIATES. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, its status (whether a Restricted Subsidiary or an Unrestricted Subsidiary), the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company's Affiliates, other than Subsidiaries, and (iii) of the Company's directors and senior officers.

      (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

      (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

      (d) Except in the case of NCB, FSB, which must file a notice with, and receive approval from, the Office of Thrift Supervision ("OTS") prior to paying any dividends to any of the holders of the outstanding shares of its capital stock or similar equity interests under subpart E of Part 563 of the OTS regulations (12 C.F.R., Parts 500-599), no Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar

                                   E-4.4(b)-5
distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

    SECTION 5.5. FINANCIAL STATEMENTS. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

    SECTION 5.6. COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC. The execution, delivery and performance by the Company of this Agreement and the Notes will not
(i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

    SECTION 5.7. GOVERNMENTAL AUTHORIZATIONS, ETC. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

    SECTION 5.8.    LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS.
(a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

    SECTION 5.9. TAXES. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties,

                                   E-4.4(b)-6
assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 1995.

    SECTION 5.10. TITLE TO PROPERTY; LEASES. The Company and its Subsidiaries have good and sufficient title to their respective properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

    SECTION 5.11.   LICENSES, PERMITS, ETC. Except as disclosed in
Schedule 5.11,

      (a) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

      (b) to the best knowledge of the Company, no product of the Company infringes in any Material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

      (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

    SECTION 5.12. COMPLIANCE WITH ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to

                                   E-4.4(b)-7

section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

      (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "BENEFIT LIABILITIES" has the meaning specified in section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meanings specified in section 3 of ERISA.

      (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

      (d) The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

      (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of the Purchasers' representations in Section
6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

    SECTION 5.13. PRIVATE OFFERING BY THE COMPANY. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than thirty-five (35) other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

    SECTION 5.14. USE OF PROCEEDS; MARGIN REGULATIONS. The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As

                                   E-4.4(b)-8
used in this Section, the terms "MARGIN STOCK" and "PURPOSE OF BUYING OR CARRYING" shall have the meanings assigned to them in said Regulation U.

    SECTION 5.15. EXISTING INDEBTEDNESS; FUTURE LIENS. (a) Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of January 3, 2003, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or any Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

      (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.11.

    SECTION 5.16. FOREIGN ASSETS CONTROL REGULATIONS, ETC. Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, and without limiting the foregoing, neither the Company nor any Subsidiary (i) is or will become a person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001, Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or
(ii) to the knowledge of any Responsible Officer of the Company, engages or will engage in any dealings or transactions, or be otherwise associated, with any such person.

    SECTION 5.17. STATUS UNDER CERTAIN STATUTES. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

    SECTION 5.18. ENVIRONMENTAL MATTERS. Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to each Purchaser in writing:

               (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws

                                   E-4.4(b)-9
      or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

               (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

               (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

SECTION 6.     REPRESENTATIONS OF THE PURCHASERS.

    SECTION 6.1. PURCHASE FOR INVESTMENT. Each Purchaser represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, PROVIDED that the disposition of such Purchaser's or their property shall at all times be within such Purchaser's or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

    SECTION 6.2. SOURCE OF FUNDS. Each Purchaser represents that at least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") to be used by such Purchaser to pay the purchase price of the Notes to be purchased by it hereunder:

               (a) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with such Purchaser's state of domicile; or

               (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as such Purchaser has disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or

                                   E-4.4(b)-10
      employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

               (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

               (d)   the Source is a governmental plan; or

               (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

               (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

      If any Purchaser or any subsequent transferee of the Notes indicates that such Purchaser or such transferee is relying on any representation contained in paragraph (b), (c) or (e) above, the Company shall deliver on the date of Closing and on the date of any applicable transfer a certificate, which shall either state that (i) it is neither a party in interest nor a "disqualified person" (as defined in section 4975(e)(2) of the Code), with respect to any plan identified pursuant to paragraphs (b) or (e) above, or (ii) with respect to any plan, identified pursuant to paragraph (c) above, neither it nor any "affiliate" (as defined in Section V(c) of the QPAM Exemption) has at such time, and during the immediately preceding one year, exercised the authority to appoint or terminate said QPAM as manager of any plan identified in writing pursuant to paragraph (c) above or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plan.

      As used in this Section 6.2, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN", "PARTY IN INTEREST" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in section 3 of ERISA.

                                   E-4.4(b)-11

SECTION 7.     INFORMATION AS TO COMPANY.

    SECTION 7.1. FINANCIAL AND BUSINESS INFORMATION. The Company shall deliver to each holder of Notes that is an Institutional Investor:

               (a) QUARTERLY STATEMENTS -- promptly, and in any event within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

                       (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter,

                      (ii) a consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of such quarter,

                     (iii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, and

                      (iv) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Restricted Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, PROVIDED that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of clauses (i) and
      (iii) of this Section 7.1(a);

               (b) ANNUAL STATEMENTS -- promptly, and in any event within 90 days after the end of each fiscal year of the Company, duplicate copies of:

                       (i) consolidating and consolidated balance sheets of the Company and its Subsidiaries, as at the end of such year,

                      (ii) consolidating and consolidated balance sheets of the Company and its Restricted Subsidiaries, as at the end of such year,

                                   E-4.4(b)-12

                     (iii) consolidating and consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year, and

                      (iv) consolidating and consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Restricted Subsidiaries, for such year,

      setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied

                       (A) by, except in the case of the consolidating statements which may be certified as complete and correct by a Senior Financial Officer of the Company, an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall be without limitation as to scope or material qualification and shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP (except for changes in application in which such accountants concur and which are noted in the financial statements), and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances,

                       (B) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit),

                       (C) a statement from such accountants that such consolidating statements were prepared using the same work papers as were used in the preparation of such consolidated statements, and

                       (D) a certification by a Senior Financial Officer of the Company that such consolidating and consolidated statements are true and correct;

               (c) AUDIT REPORTS -- promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of the Company or any Subsidiary, PROVIDED that the Company shall not be required to deliver a copy of any management letter from such accountants to the Company;

                                   E-4.4(b)-13

               (d) SEC AND OTHER REPORTS -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

               (e) NOTICE OF DEFAULT OR EVENT OF DEFAULT -- promptly, and in any event within five days, after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

               (f) ERISA MATTERS -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                       (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                      (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                     (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

               (g) NOTICES FROM GOVERNMENTAL AUTHORITY -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or

                                   E-4.4(b)-14
      other law or regulation that could reasonably be expected to have a Material Adverse Effect;

               (h) LITIGATION OR OTHER PROCEEDINGS -- promptly, and in any event within five Business Days, written notice of any pending or, to the knowledge of the Company, threatened claim in writing of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

               (i) LOAN PORTFOLIO REPORTS -- together with each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof, one copy of

                       (i) a monthly Loan Portfolio Report of the Company setting forth, with respect to loans held in its portfolio, classifications relating to delinquency, non-performance, risk rating, loss allowances and other related matters as of the end of the last month of the fiscal quarters covered by such financial statements, to be prepared on substantially the same basis and to contain substantially the same information as the Loan Portfolio Report, dated September 30, 2002, in respect of the month of September, 2002, a copy of which was delivered to the each of the Purchasers prior to the date hereof, and

                      (ii) a quarterly Report on Allowances for Loan Losses and Reserves of the Company, to be prepared on substantially the same basis and to contain substantially the same information as the Report on Allowances for Loan Losses and Reserves, dated September 30, 2002, a copy of which was delivered to each of the Purchasers prior to the date hereof,

      PROVIDED that such monthly and quarterly reports need not, unless you or any other holder of Notes shall reasonably so request, disclose the names of the obligors on such loans; and

               (j) REQUESTED INFORMATION -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

    SECTION 7.2. OFFICER'S CERTIFICATE. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

               (a) COVENANT COMPLIANCE -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the

                                   E-4.4(b)-15
      requirements of Section 10.2 through Section 10.15 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence);

               (b) EVENT OF DEFAULT -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

               (c) LOAN PORTFOLIO CHANGES -- an explanation, in reasonable detail, of the differences disclosed in the Loan Portfolio Reports accompanying such financial statements from the information set forth in the Loan Portfolio Reports delivered after the end of the immediately preceding fiscal quarter of the Company.

    SECTION 7.3. INSPECTION. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

               (a) NO DEFAULT -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

               (b) DEFAULT -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

                                   E-4.4(b)-16

SECTION 8.     PREPAYMENT OF THE NOTES.

    SECTION 8.1. NO REQUIRED PREPAYMENTS. The Notes shall not be subject to scheduled principal prepayments. On January 8, 2009, the entire unpaid principal amount of each Note, together with accrued interest thereon, shall be due and payable.

    SECTION 8.2. OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment (other than a partial prepayment under Section 10.10(b)(ii)(A)(1)(x)), at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

    SECTION 8.3. ALLOCATION OF PARTIAL PREPAYMENTS. In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.

    SECTION 8.4. MATURITY; SURRENDER, ETC. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

    SECTION 8.5. PURCHASE OF NOTES. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

                                   E-4.4(b)-17

    SECTION 8.6. MAKE-WHOLE AMOUNT. The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, PROVIDED that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

            "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

            "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

            "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, the 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page PX1" on the Bloomberg Financial Services Screen (or such other display as may replace Page PX1 on the Bloomberg Financial Services Screen) for actively traded "on-the-run" U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded "on-the-run" U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between (A) the actively traded "on-the-run" U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (B) the actively traded "on-the-run" U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

            "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                                   E-4.4(b)-18

            "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, PROVIDED that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

            "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to
      Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

SECTION 9.     AFFIRMATIVE COVENANTS.

      The Company covenants that so long as any of the Notes are outstanding:

    SECTION 9.1. COMPLIANCE WITH LAW. The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    SECTION 9.2. INSURANCE. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

    SECTION 9.3. MAINTENANCE OF PROPERTIES. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, PROVIDED that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    SECTION 9.4. PAYMENT OF TAXES AND CLAIMS. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and

                                   E-4.4(b)-19
discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, PROVIDED that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

    SECTION 9.5. CORPORATE EXISTENCE, ETC. The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to
Section 10.10, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect the corporate existence of any Subsidiary or any right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

    SECTION 9.6. NATURE OF BUSINESS. Neither the Company nor any Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries on the date of this Agreement.

    SECTION 9.7. NOTES TO RANK PARI PASSU. The Notes of the Company are and shall at all times rank at least PARI PASSU as against the assets of the Company with all other present and future unsecured Indebtedness (actual or contingent) of the Company which is not expressed to be subordinate or junior in rank to any other unsecured Indebtedness of the Company.

    SECTION 9.8. CHANGES IN STATUS OF SUBSIDIARIES. (a) So long as no Default or Event of Default shall have occurred and be continuing, the Board of Directors of the Company may at any time and from time to time, upon not less than 30 days' prior written notice given to each holder of Notes, designate a previously Unrestricted Subsidiary as a Restricted Subsidiary, PROVIDED that immediately after such designation and after giving effect thereto (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Company and its Restricted Subsidiaries would be in compliance with the provisions of Section 10.3 hereof, assuming, for purposes of determining such compliance, such previously Unrestricted Subsidiary was a Restricted Subsidiary for the period of four consecutive fiscal quarters ending on or most recently ended prior to the date of such designation, and PROVIDED, FURTHER, that the status of such Subsidiary had not previously been changed more than once.

      (b) So long as no Default or Event of Default shall have occurred and be continuing, the Board of Directors of the Company may at any time and from time to time, upon not less than 30 days' prior written notice given to each holder of Notes, designate a previously Restricted

                                   E-4.4(b)-20

Subsidiary, or a new Subsidiary on the date of its formation, as an Unrestricted Subsidiary, PROVIDED that such designation is treated as a sale of assets subject to the provisions of Section 10.10 and immediately after such designation and after giving effect thereto (i) no Default or Event of Default shall have occurred and be continuing, (ii) such previously Restricted Subsidiary does not own, directly or indirectly, any Debt, shares of capital stock or any other Securities of the Company or any Restricted Subsidiary, (iii) the Company and its Restricted Subsidiaries would be in compliance with the provisions of Sections 10.3, hereof, assuming, for purposes of determining such compliance, such previously Restricted Subsidiary was an Unrestricted Subsidiary for the period of four consecutive fiscal quarters ending on or most recently ended prior to the date of such designation and (iv) after the elimination of the net earnings of such previously Restricted Subsidiary from Consolidated Adjusted Net Income for the period subsequent to December 31, 1991, the Company would have been entitled, pursuant to the provisions of Section 10.14 to declare or make all Restricted Payments declared or made during such period., and PROVIDED, FURTHER, that the status of such Subsidiary had not previously been changed more than once.

      (c) Any notice of designation pursuant to this Section 9.8 shall be accompanied by a certificate signed by a Responsible Officer of the Company stating that the provisions of this Section 9.8 have been complied with in connection with such designation and setting forth the name of each other Subsidiary (if any) which has or will become a Restricted Subsidiary or an Unrestricted Subsidiary as a result of such designation.

    SECTION 9.9. INCORPORATION OF AFFIRMATIVE AND NEGATIVE COVENANTS. (a) During all such times as the Bank Loan Agreement shall remain in force, (i) the Company and the Restricted Subsidiaries shall comply and remain at all times in compliance with the provisions of Article 6 and Article 7 thereof and any Financial Covenant set forth in any other provision thereof and (ii) all of the provisions of Article 6 and Article 7 of the Bank Loan Agreement and any other Financial Covenants set forth therein, together with all relevant definitions pertaining thereto, shall hereby be incorporated herein by reference, MUTATIS MUTANDIS. The Company shall give all holders of Notes written notice of any amendment, modification or waiver of Article 6, Article 7 or any Financial Covenant of the Bank Loan Agreement, attaching an executed copy of the amendment, modification or waiver to such written notice, within five (5) Business Days of such amendment, modification or waiver.

      (b) No Financial Covenant incorporated herein by virtue of Section 9.9(a) hereof shall supersede, replace, amend, supplement or modify any other provision of this Agreement, including any covenant contained herein which addresses a subject matter similar to that of such incorporated Financial Covenant.

    SECTION 9.10. REQUIRED INVESTMENTS. The Company will at all times maintain Investments of the types described in clauses (d) through (n) of the definition of "Restricted Investments" in an aggregate amount of not less than $25,000,000.

    SECTION 9.11. PAID-IN-CAPITAL. The Company will at all times limit its "Paid-in-Capital" (as determined in accordance with GAAP) in NCB Financial Corporation to an amount not

                                   E-4.4(b)-21
greater than 25% of Consolidated Adjusted Net Worth determined as of the end of the fiscal year of the Company ending on, or most recently ended prior to, such time.

    SECTION 9.12. SUBSIDIARY INVESTMENTS. The Company will at all times limit its Investments in Subsidiaries (other than as set forth in Section 9.11 and excluding SPVs and secured loans to NCB Capital) to an aggregate amount with respect to all such Subsidiaries of not greater than 15% of Consolidated Adjusted Net Worth determined as of the end of the fiscal year of the Company ending on, or most recently ended prior to, such time.

SECTION 10.    NEGATIVE COVENANTS.

    SECTION 10.1. TRANSACTIONS WITH AFFILIATES. (a) The Company will not, and will not permit any Restricted Subsidiary to, enter into directly or indirectly any transaction (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Restricted Subsidiary), except (i) for the NCB Development Corporation Contribution and (ii) in the ordinary course and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

      (b) Any Person that becomes a Restricted Subsidiary after the date hereof shall be deemed to have entered into, at the date it becomes a Restricted Subsidiary, all transactions with Affiliates with respect to which such Person will be obligated immediately after it becomes a Restricted Subsidiary.

    SECTION 10.2. MAINTENANCE OF CONSOLIDATED ADJUSTED NET WORTH AND CONSOLIDATED EFFECTIVE NET WORTH. (a) The Company will not, at any time, permit Consolidated Adjusted Net Worth to be less than the sum of (a) $147,000,000, plus (b) an aggregate amount equal to 50% of its Consolidated Net Earnings (but, in each case, only if a positive number) for each completed fiscal quarter of the Company beginning with the first fiscal quarter of the Company ended subsequent to September 30, 2001.

      (b)   The Company will not, at any time, permit Consolidated Effective
Net Worth to be less than the sum of (a) $312,000,000, plus (b) an aggregate amount equal to 50% of its Consolidated Net Earnings (but, in each case, only if a positive number) for each completed fiscal quarter of the Company beginning with the first fiscal quarter of the Company ended subsequent to September 30, 2001.

    SECTION 10.3. CONSOLIDATED EARNINGS AVAILABLE FOR FIXED CHARGES. The Company will not, at any time, permit the Fixed Charges Coverage Ratio to be less than 1.10 to 1.

    SECTION 10.4. PERMITTED DEBT. (a) Subject to Section 10.5 hereof, the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Debt other than

                                   E-4.4(b)-22

               (i)   Senior Debt of the Company;

              (ii)   Subordinated Debt of the Company;

             (iii) liabilities (other than for borrowed money) incurred in the regular operation of the business of the Company or a Restricted Subsidiary and not more than three (3) months overdue, unless contested in good faith by appropriate proceedings and adequate reserves have been set aside with respect thereto;

              (iv) Debt of a Restricted Subsidiary to the Company or to a Restricted Subsidiary;

               (v) Debt of the Company secured by Liens permitted under the provisions of clause (i) of Section 10.11 hereof;

              (vi)   Restricted Guarantees of the Company; and

             (vii) Debt of NCB, FSB (formerly known as NCB Savings Bank, FSB) that (A) consists of demand and time deposits and (B) consists of advances from the Federal Home Loan Bank of Cincinnati ("FHLBC") secured pursuant to that certain Blanket Agreement for Advances and Security Agreement, dated November 30, 2000, between NCB, FSB and FHLBC.

      (b) Any Person that becomes a Restricted Subsidiary after the date hereof shall be deemed to have incurred, at the date it becomes a Restricted Subsidiary, all of its then outstanding Debt with respect to which such Person will be obligated immediately after it becomes a Restricted Subsidiary.

    SECTION 10.5.   LIMITATIONS ON DEBT. The Company will not at any time permit

               (a) Consolidated Debt to exceed 950% of Consolidated Adjusted Net Worth; or

               (b)   Qualified Assets to be less than the sum (at such time) of

                       (i)    Company Senior Obligations, PLUS

                      (ii) the aggregate unpaid principal amount of Subordinated Debt, LESS

                     (iii)    the aggregate unpaid principal amount of Class A
               Notes.

    SECTION 10.6. ISSUANCE OF SUBORDINATED DEBT. The Company will not, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Subordinated Debt having a maturity before January 1, 2010 or the benefit of any mandatory sinking fund or similar provision for the prepayment thereof prior to January 1, 2010.

                                   E-4.4(b)-23

    SECTION 10.7. VOLUNTARY RETIREMENT OF SUBORDINATED DEBT. Except as set forth in Section 10.9, the Company will not, directly or indirectly or through any Subsidiary, purchase, redeem or otherwise retire or acquire prior to the respective stated maturities thereof, the whole or any part of any issue of Subordinated Debt except

               (a) subject to Section 10.6 hereof, in accordance with the applicable provisions thereof or of any indenture, agreement or similar instrument under or pursuant to which such Debt has been issued, unconditionally requiring payments into a sinking fund, periodic prepayments, or other analogous payments for the amortization of such Debt, or

               (b) out of the proceeds of a substantially concurrent issue or sale of capital stock or Debt ranking on a parity with, or junior to, the Debt proposed to be purchased, redeemed or otherwise retired or acquired, or

               (c) out of funds that at the time are available for Restricted Payments pursuant to, and within the limitations of, Section 10.14 hereof, it being understood that the amounts so used pursuant to this clause (c) shall reduce PRO TANTO the amount otherwise available for Restricted Payments under Section 10.14 hereof.

    SECTION 10.8. SUBORDINATION PROVISIONS. Except as set forth in Section 10.9, the Company shall not, at any time, be a party to any amendment, waiver or modification of any subordination provisions or payment provisions applicable to any Subordinated Debt.

    SECTION 10.9.   CLASS A NOTEs.

      (a) NO VOLUNTARY PREPAYMENT. Except as expressly permitted by Section 10.9(b), the Company shall not, directly or indirectly or through any Subsidiary, purchase, redeem or otherwise retire or acquire, prior to the respective stated maturities thereof, the whole or any part of any Class A Notes except out of the net cash proceeds of a substantially concurrent issue or sale of Class B Stock or Class C Stock.

      (b) NO AMENDMENTS. The Company shall not amend, modify, terminate, or waive any of its rights under the Financing Agreement or any of the Class A Notes (or any other agreement or similar instrument under or pursuant to which such Class A Notes have been issued) without the prior written consent of the Required Holders, except that the Company may enter into an amendment of the Financing Agreement providing for a prepayment of the Class A Notes after January 1, 2010 with the proceeds of a substantially simultaneous issue of equity or Subordinated Debt.

    SECTION 10.10. MERGERS, CONSOLIDATIONS AND SALES OF ASSETS. (a) The Company will not, and will not permit any Restricted Subsidiary to, consolidate with or be a party to a merger with any other Person, or sell, lease or otherwise dispose of all or substantially all of its assets in a single transaction or series of transactions to any Person; PROVIDED that any Restricted Subsidiary may merge or consolidate with or into the Company or any other Restricted Subsidiary so long

                                   E-4.4(b)-24
as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation.

      (b) The Company will not, and will not permit any Restricted Subsidiary to, sell, lease, transfer, abandon or otherwise dispose of assets; PROVIDED that the foregoing restrictions do not apply to:

               (i) the sale, lease, transfer or other disposition of assets of a Restricted Subsidiary to the Company or another Restricted Subsidiary; or

              (ii) the sale of assets for cash or other property to a Person or Persons other than an Affiliate if all of the following conditions are met:

                     (1) such assets (valued at the greater of net book value and Fair Market Value) do not, together with all other assets of the Company and its Restricted Subsidiaries previously sold during the period of 365 days then ending, exceed 10% of Consolidated Assets,

                     (2) the contribution (expressed as a percentage and exclusive of losses) to Consolidated Adjusted Net Income of such assets in each of the three fiscal years of the Company most recently ended, together with such contribution all other assets of the Company and its Restricted Subsidiaries previously sold subsequent to the commencement of the first of such fiscal years, does not exceed 10% of Consolidated Adjusted Net Income for such fiscal year,

                     (3) in the opinion of the Company's Board of Directors, the sale is for Fair Market Value and is in the best interests of the Company; and

                     (4) immediately after the consummation of the transaction and after giving effect thereto, no Default or Event of Default would exist;

      PROVIDED, HOWEVER, that for purposes of the foregoing calculation, there shall not be included any assets if

                     (A) either (1) within 365 days (or, as long as any Debt remains outstanding under the Prudential Agreements or the Prudential Notes and the applicable time period in the Prudential Agreements has not been amended to conform to this subclause (1) of this clause (A), 90 days) of the date of sale of such assets an amount equal to the proceeds of which were or are applied to the acquisition of Adjusted Tangible Assets useful and intended to be used in the operation of the business of the Company and its Restricted Subsidiaries as described in Section 9.6 and having a Fair Market Value (as determined in good faith by the Board of Directors of the Company) at least equal to that of the assets so disposed of, or (2) within 365 days (or, as long as any Debt remains outstanding under the Prudential Agreements or the Prudential Notes and the applicable time period in the Prudential Agreements has not been amended to

                                   E-4.4(b)-25
               conform to this subclause (2) of this clause (A), 10 Business
               Days) of the date of sale of such assets (x) an amount equal to the product of (I) the proceeds of the sale of such assets times
               (II) a fraction, the numerator of which is the then outstanding principal amount of the Notes and the denominator of which is the then outstanding principal amount of all Senior Debt (other than Asset Securitization Recourse Liabilities of the Company), is applied to the prepayment of the Notes (as and to the extent provided in Section 8.2) and (y) an amount greater than or equal to the excess of (I) the proceeds of the sale of such assets over
               (II) the amount determined under subclause (x) of this clause
               (A), is applied to the prepayment of other Senior Debt (other than Asset Securitization Recourse Liabilities of the Company) or
               (3) any combination of subclauses (1) and (2) of this clause (A), and

                     (B) as long as any Debt remains outstanding under the Prudential Agreements or the Prudential Notes, until such time as such amount is applied pursuant to clause (A) of this proviso, such amount is either (1) invested in any Investment specified in clauses (d) through (j), inclusive, of the definition of "Restricted Investment" no later than the next Business Day following the consummation of such sale hereof or (2) used to repay Debt, not exceeding 10% of Consolidated Assets, outstanding under any revolving credit or similar agreement which provides for successive reborrowings and repayments thereunder at the Company's option.

               (iii) the sale or transfer of receivables by the Company or a Restricted Subsidiary in connection with an Asset Securitization of the Company if:

                     (A) such sale or transfer is considered a sale for financial statement purposes under GAAP of receivables by the Company or such Restricted Subsidiary for cash and/or other consideration having an aggregate value equal to the Fair Market Value thereof; PROVIDED that the Company may

                          (1) make customary representations and warranties for the type of such Asset Securitization with respect to such receivables and agree to customary remedies for the type of such Asset Securitization (which may include, without limitation, a requirement of repurchase) should any such representations or warranties prove untrue,

                          (2) establish and maintain a reserve account containing cash or Securities as a credit enhancement in respect of any such sale or transfer,

                          (3) act in the capacity of servicer of such receivables and receive reasonable compensation for such servicing, or

                          (4) (I) purchase or retain a direct or indirect subordinate interest (or securities representing such an interest) in all or portions of such receivables being transferred or sold, (II) retain or purchase "interest

                                   E-4.4(b)-26
                     only" securities backed by such receivables, or (III) receive excess cash flow from such receivables, which may be in the form of an increased servicing fee;

                     (B) the entire proceeds of such sale, net of reasonable and ordinary transaction costs and expenses incurred in connection with such sale, are applied by the Company or such Restricted Subsidiary as set forth in the proviso to Section 10.10(b)(ii); and

                     (C) such sale is consummated in the ordinary course of business of the Company or such Restricted Subsidiary.

      For purposes of this Section 10.10(b), the assets of any Restricted Subsidiary that ceases to be a Restricted Subsidiary in a manner other than by the disposition of Subsidiary Stock shall be deemed to have been sold at the time of such cessation, PROVIDED that the requirements of this Section 10.10(b) with regard to the receipt of cash consideration equal to fair value shall not apply to any such deemed disposition.

      (c) The Company will not at any time sell, transfer or otherwise dispose of any shares of Subsidiary Stock, and will not permit any Restricted Subsidiary to issue its own Subsidiary Stock, or to sell, transfer or otherwise dispose of any shares of Subsidiary Stock issued by any other Restricted Subsidiary (except for the issuance of directors' qualifying shares), if the effect of the transaction would be to reduce the proportionate interest of the Company and the other Restricted Subsidiaries in the outstanding Subsidiary Stock of the Restricted Subsidiary whose shares are the subject of the transaction, UNLESS:

               (i) simultaneously with such sale, transfer or other disposition, the entire investment (whether represented by stock, debt, claims or otherwise) of the Company and the other Restricted Subsidiaries in such Restricted Subsidiary being disposed of shall be sold, transferred or disposed of as an entirety;

              (ii) the Restricted Subsidiary being disposed of shall not have any continuing investment in the Company or any other Restricted Subsidiary not being simultaneously disposed of; and

             (iii) such sale, transfer or other disposition shall be treated as a disposition under, and shall satisfy the requirements of, Section 10.10(b) hereof.

    SECTION 10.11. LIENS. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Restricted Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom (whether or not provision is made for the equal and ratable securing of the Notes in accordance with the last paragraph of this Section 10.11), or assign or otherwise convey any right to receive income or profits, except:

                                   E-4.4(b)-27

               (a) Liens existing on the date of this Agreement and described in Schedule 5.15;

               (b) Liens for taxes, assessments or other governmental charges or levies which are not yet due and payable or the payment of which is not at the time required by Section 9.4;

               (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due and payable or the payment of which is not at the time required by Section 9.4;

               (d) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security or retirement benefits, or (ii) to secure (or to obtain letters of credit that secure) the performance of letters of credit, bids, tenders, sales contracts, leases (other than Capital Leases), Eligible Derivatives, statutory obligations, surety bonds, appeal bonds, performance bonds and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

               (e) any attachment or judgment Liens not in excess of $1,000,000 in the aggregate for all such Liens, PROVIDED that the execution or other enforcement of such Liens shall have been effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings and appropriate reserves have been established therefor on the books of the Company or such Restricted Subsidiary in accordance with GAAP;

               (f) Liens on property or assets of any Restricted Subsidiary only securing Debt owing to the Company or to another Restricted Subsidiary;

               (g) minor survey exceptions or minor encumbrances, easements, encroachments or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, or leases granted to others and other similar charges or encumbrances affecting real properties, which are necessary for the conduct of the activities of the Company and its Restricted Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries;

               (h) any existing Liens on any property acquired in BONA FIDE liquidation, collection or other realization upon, or settlement of, collateral held to secure receivable obligations by the Company or any Restricted Subsidiary at the time such property is so acquired, PROVIDED that each such Lien shall extend solely to the item or items of property so acquired;

                                   E-4.4(b)-28

               (i) any Lien created to secure Debt incurred to pay all or any part of the purchase price or cost any computer or other office equipment useful and intended to be used in carrying out the business of the Company or a Restricted Subsidiary acquired by the Company or a Restricted Subsidiary after the date of the Closing, PROVIDED that

                       (i) any such Lien shall attach solely to the property acquired;

                      (ii) the principal amount of the Debt secured by any such Lien shall at no time exceed an amount equal to 100% of the lesser of (A) the cost to the Company or such Restricted Subsidiary of the property so acquired and (B) the Fair Market Value (as determined in good faith by the Board of Directors of the Company) of such property at the time of such acquisition, and

                     (iii) any such Lien shall be created contemporaneously with, or within 365 days after, the acquisition of such property; and

               (j) any Lien renewing, extending or refunding any Lien permitted by paragraphs (a), (h) or (i) of this Section 10.11, PROVIDED that (i) the principal amount of Debt secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced, (ii) such Lien is not extended to any other property, and (iii) immediately after such extension, renewal or refunding no Default or Event of Default would exist.

      If, notwithstanding the prohibition contained herein, the Company shall, or shall permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or permit to exist any Lien, other than those Liens permitted by the provisions of paragraphs (a) through (j) of this Section 10.11, it will make or cause to be made effective provision whereby the Notes will be secured equally and ratably with any and all other obligations thereby secured, such security to be pursuant to agreements reasonably satisfactory to the Required Holders and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of an equitable Lien on such property. Such violation of this Section 10.11 will constitute an Event of Default, whether or not provision is made for an equal and ratable Lien pursuant to this Section 10.11.

      For the purposes of this Section 10.11, any Person that becomes a Restricted Subsidiary after the date hereof shall be deemed to have incurred, at the date it becomes a Restricted Subsidiary, all Liens on or with respect to any of its property or assets existing immediately after it becomes a Restricted Subsidiary.

    SECTION 10.12. LONG-TERM LEASES. (a) The Company will not, and will not permit any Restricted Subsidiary to, become obligated, as lessee, under any Long-Term Lease if, at the time of entering into such Long-Term Lease and after giving effect thereto, the aggregate Rentals payable by the Company and all of its Restricted Subsidiaries on a consolidated basis in any one fiscal year thereafter under all Long-Term Leases would exceed 5% of Consolidated Adjusted Net Worth determined as of the end of the fiscal year of the Company ending on, or most recently ended prior to, such time.

                                   E-4.4(b)-29

      (b) Any Person that becomes a Restricted Subsidiary after the date hereof shall be deemed to have entered into, at the time that it becomes a Restricted Subsidiary, all Long-Term Leases on which such Person is lessee existing immediately after it becomes a Restricted Subsidiary.

    SECTION 10.13. GUARANTIES. The Company shall not, and shall not permit any Restricted Subsidiary to, become or be liable in respect of any Guaranty other than a Restricted Guarantee.

    SECTION 10.14. RESTRICTED PAYMENTS. (a) The Company will not except as hereinafter provided:

               (i) Declare or pay any dividends, either in cash or property, on any shares of its capital stock of any class, except:

                     (A) Patronage Dividends payable in cash and cash dividends payable on Class B Stock and Class C Stock in any calendar year in an aggregate amount for all such Patronage Dividends and other dividends up to (but not exceeding) 20% of the sum of Consolidated Taxable Income PLUS, to the extent deducted in the determination of Consolidated Taxable Income, Patronage Dividends, for such calendar year; and

                     (B) Patronage Dividends and other dividends, in each case payable by the Company solely in common stock or allocated surplus of the Company;

              (ii) Directly or indirectly, or through any Affiliate of the Company, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock, except:

                     (A) in exchange for or out of the net cash proceeds to the Company from the substantially concurrent issue or sale of shares of its common stock, or warrants, rights or options to purchase or otherwise acquire any shares of its capital stock, so long as the proceeds of such concurrent issue and sale are not required by agreement, statute or regulation to be otherwise applied by the Company,

                     (B) out of a substantially concurrent contribution to capital,

                     (C) repurchases of Class B1 Common Stock which the Company is required to make from the holders thereof who no longer have loans from the Company outstanding, or

                     (D) redemptions or cancellations of Class B Stock or Class C Stock pursuant to Section 6.2(i) of the Company's by-laws as in effect on the date hereof, so long as no cash or other Property is paid to the holders thereof; and

                                   E-4.4(b)-30

             (iii) Make any other payment or distribution, either directly or indirectly or through any Subsidiary, in respect of its capital stock;

(such declarations or payments of dividends, purchases, redemptions or retirements of stock and warrants, rights or options and all such other payments or distributions, together with all payments in respect of Subordinated Debt pursuant to Section 10.7(c), being herein collectively called "RESTRICTED PAYMENTS"), if after giving effect thereto the sum of (1) the aggregate amount of Restricted Payments made during the period from and after December 31, 1991 to and including the date of the making of the Restricted Payment in question, PLUS (2) the aggregate amount of all Patronage Dividends payable in cash and all cash dividends on Class B Stock and Class C Stock, declared or made during said period would exceed the sum of (A) $15,000,000, PLUS (B) 50% of Consolidated Adjusted Net Income for the period commencing on January 1, 1992 and ending on the last day of the fiscal year of the Company ended on, or most recently ended prior to, the date of the making of such Restricted Payment, computed on a cumulative basis for said entire period (or if such Consolidated Adjusted Net Income is a deficit figure, then MINUS 100% of such deficit).

      (b) The Company will not declare any dividend which constitutes a Restricted Payment payable more than 60 days after the date of declaration thereof.

      (c) For the purposes of this Section 10.14, the amount of any Restricted Payment declared, paid or distributed in property of the Company or any Restricted Subsidiary shall be deemed to be the greater of the book value or Fair Market Value, as determined in good faith by the Board of Directors of the Company (in each case after deducting any liabilities relating thereto which are, concurrently with the receipt of such Restricted Payment, assumed by the recipient thereof), of such property at the time of the making of the Restricted Payment in question.

      (d) The Company will not authorize or make a Restricted Payment if after giving effect to the proposed Restricted Payment a Default or Event of Default would exist.

    SECTION 10.15. LIMITATION ON INVESTMENTS. (a) The Company will not, and will not permit any Restricted Subsidiary to, make any Restricted Investments.

      (b) Any Person that becomes a Restricted Subsidiary after the date hereof shall be deemed to have made, immediately after becoming a Restricted Subsidiary, any Investment that it shall have outstanding at the time it shall become a Restricted Subsidiary.

SECTION 11.    EVENTS OF DEFAULT.

      An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

             (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                                   E-4.4(b)-31

             (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

             (c) the Company defaults in the performance of or compliance with any term contained in Section 7.1(e) or any of Section 10.2 through 10.14, inclusive; or

             (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs
      (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

             (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

             (f) (i) the Company or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $1,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Restricted Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $1,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Restricted Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $1,000,000, or (y) one or more Persons have the right to require the Company or any Restricted Subsidiary so to purchase or repay such Indebtedness; or

             (g) the Company or any Restricted Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as

                                   E-4.4(b)-32
      insolvent or to be liquidated, or (vi) takes corporate or other action for the purpose of any of the foregoing; or

             (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any Restricted Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Restricted Subsidiaries, or any such petition shall be filed against the Company or any of its Restricted Subsidiaries and such petition shall not be dismissed within 60 days; or

             (i) a final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged in full within 60 days after the expiration of such stay; or

             (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $500,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through
      (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

             (k) the Company shall fail to perform or observe any covenant contained in the Financing Agreement.

As used in Section 11(j), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in section 3 of ERISA.

                                   E-4.4(b)-33

SECTION 12.    REMEDIES ON DEFAULT, ETC.

    SECTION 12.1. ACCELERATION. (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

      (b) If any other Event of Default has occurred and is continuing, any holder or holders of not less than 51% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

      (c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

      Upon any Note's becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (i) all accrued and unpaid interest thereon and (ii) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

    SECTION 12.2. OTHER REMEDIES. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

    SECTION 12.3. RESCISSION. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 66-2/3% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default

                                   E-4.4(b)-34
and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to
Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

    SECTION 12.4. NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

SECTION 13.    REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

    SECTION 13.1. REGISTRATION OF NOTES. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

    SECTION 13.2. TRANSFER AND EXCHANGE OF NOTES. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $1,000,000, PROVIDED that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $1,000,000. Any transferee of a Note, or purchaser of a participation therein, shall, by its acceptance of such Note

                                   E-4.4(b)-35
be deemed to make the same representations to the Company regarding the Note or participation as such holder made pursuant to Section 6.2, PROVIDED that such entity may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such entity of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA.

    SECTION 13.3. REPLACEMENT OF NOTES. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

             (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (PROVIDED that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $30,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

             (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver within five Business Days of receipt of said evidence, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14.    PAYMENTS ON NOTES.

    SECTION 14.1. PLACE OF PAYMENT. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Washington, D.C. at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

    SECTION 14.2. HOME OFFICE PAYMENT. So long as any Purchaser or any Purchaser's nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose for such Purchaser in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by any

                                   E-4.4(b)-36

Purchaser under this Agreement and that has made the same agreement relating to such Note as such Purchaser has made in this Section 14.2.

SECTION 15.    EXPENSES, ETC.

    SECTION 15.1. TRANSACTION EXPENSES. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by each Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by such Purchaser or holder).

    SECTION 15.2. SURVIVAL. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

SECTION 16.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

      All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.    AMENDMENT AND WAIVER.

    SECTION 17.1. REQUIREMENTS. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5,

                                   E-4.4(b)-37

6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of
Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or
(iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

    SECTION 17.2.   SOLICITATION OF HOLDERS OF NOTES.

      (a) SOLICITATION. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

      (b) PAYMENT. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof or of the Notes unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding whether or not such holder consented to such waiver or amendment.

    SECTION 17.3. BINDING EFFECT, ETC. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

    SECTION 17.4. NOTES HELD BY COMPANY, ETC. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal

                                   E-4.4(b)-38
amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18.    NOTICES.

      All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

               (i) if to a Purchaser or such Purchaser's nominee, to such Purchaser or such Purchaser's nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or such Purchaser's nominee shall have specified to the Company in writing,

              (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

             (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the President, or at such other address as the Company shall have specified to the holder of each
      Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19.    REPRODUCTION OF DOCUMENTS.

      This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by each Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to each Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This
Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

                                   E-4.4(b)-39

SECTION 20.    CONFIDENTIAL INFORMATION.

      For the purposes of this Section 20, "CONFIDENTIAL INFORMATION" means information delivered to any holder of any Note by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such holder as being confidential information of the Company or such Subsidiary, PROVIDED that such term does not include information that (a) was publicly known or otherwise known to such holder prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such holder or any Person acting on such holder's behalf, (c) otherwise becomes known to such holder other than through disclosure by the Company, any Subsidiary or another holder of a Note or (d) constitutes financial statements delivered to such holder under Section 7.1 that are otherwise publicly available. Each holder of a Note will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such holder in good faith to protect confidential information of third parties delivered to such holder, PROVIDED that such holder may deliver or disclose Confidential Information to (i) such holder's directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such holder's Notes), (ii) such holder's financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which such holder sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which such holder offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such holder, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such holder's investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such holder, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such holder is a party or (z) if an Event of Default has occurred and is continuing, to the extent such holder may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such holder's Notes or this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee or any other holder that shall have previously delivered such a confirmation), such holder will confirm in writing that it is bound by the provisions of this Section 20.

                                   E-4.4(b)-40

SECTION 21.    SUBSTITUTION OF PURCHASER.

      Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that such Purchaser has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in
Section 6. Upon receipt of such notice, wherever the word "Purchaser" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of such Purchaser. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to such Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "Purchaser" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to such Purchaser, and such Purchaser shall have all the rights of an original holder of the Notes under this Agreement.

SECTION 22.    MISCELLANEOUS.

    SECTION 22.1. SUCCESSORS AND ASSIGNS. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

    SECTION 22.2. PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

    SECTION 22.3. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

    SECTION 22.4. CONSTRUCTION. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

    SECTION 22.5. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by fewer than all, but together signed by all, of the parties hereto.

                                   E-4.4(b)-41

    SECTION 22.6. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

    SECTION 22.7. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. (a) To the extent permitted by applicable law, the Company (i) hereby irrevocably submits to the nonexclusive jurisdiction of the Supreme Court of the State of New York, New York County (without prejudice to the rights of any holder of a Note to remove to the United States District Court for the Southern District of New
York) and to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement, or the subject matter hereof or any of the transactions contemplated hereby or thereby brought by any holder of the Notes, (ii) hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court, and (iii) hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding any claim that is not personally subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is improper or that this Agreement, or the subject matter hereof may not be enforced in or by such court.

      (b) A final judgment obtained in respect of any action, suit or proceeding referred to in this Section 22.7 shall be conclusive and may be enforced in other jurisdictions by suit or judgment or in any manner as provided by applicable law. The Company hereby consents to service of process by registered mail, Federal Express, or similar courier at its address set forth in
Section 18, it being agreed that service in such manner shall constitute valid service upon or its respective successors or assigns in connection with any such action or proceeding only; PROVIDED, HOWEVER, that nothing in this Section 22.7 shall affect the right of any holder of the Notes to serve legal process in any other manner permitted by applicable law.

                                *   *   *   *   *

                                   E-4.4(b)-42

      The execution hereof by the Purchasers shall constitute a contract among the Company and the Purchasers for the uses and purposes hereinabove set forth.


                                     Very truly yours,

                                     NATIONAL CONSUMER COOPERATIVE BANK


                                     By
                                        ----------------------------------------
                                        Name:
                                        Title:


Accepted as of ____________, 2003

                                     METROPOLITAN LIFE INSURANCE COMPANY


                                     By
                                        Name:
                                        Title:


                                     METLIFE INVESTORS USA INSURANCE COMPANY

                                     By: Metropolitan Life Insurance Company, as
                                         Investment Manager


                                         By
                                            ------------------------------------
                                             Name:
                                             Title:

                                   E-4.4(b)-43

                                     NEW ENGLAND LIFE INSURANCE COMPANY

                                     By: Metropolitan Life Insurance Company, as
                                         Investment Manager


                                         By
                                            ------------------------------------
                                             Name:
                                             Title:


                                     FIRST METLIFE INVESTORS INSURANCE COMPANY

                                     By: Metropolitan Life Insurance Company, as
                                         Investment Manager


                                         By
                                            ------------------------------------
                                             Name:
                                             Title:


                                     METLIFE BANK, NATIONAL ASSOCIATION

                                     By: Metropolitan Life Insurance Company, as
                                         Investment Manager


                                         By
                                            ------------------------------------
                                             Name:
                                             Title:


                                     THE CANADA LIFE ASSURANCE COMPANY


                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                   E-4.4(b)-44